UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 31, 2010

General Steel Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33717	41-2079252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Room 2315, Kun Tai International Mansion Building, Yi No 12, Chaoyangmenwai Ave.,
Chaoyang District, Beijing 100020
 (Address of principal executive offices)

Registrant’s telephone number, including area code:
+ 86 (10) 58797346

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)           General Steel Holdings, Inc. (the “Company”) has completed a process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  Upon recommendation of the Company’s executive management, the Audit Committee of the Board of Directors, on December 31, 2010, approved the selection of PricewaterhouseCoopers Zhong Tian CPAs Limited Company (“PwC”), as its independent registered public accounting firm for the fiscal year ending December 31, 2011. PwC will provide services beginning in the second fiscal quarter of 2011.  This item will be submitted for the ratification of shareholders at the Company’s 2011 Annual Shareholders Meeting.  The Committee’s selection of PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 will result in the dismissal of the Company’s current independent registered public accounting firm, Frazer Frost, LLP (“Frazer Frost”) upon Frazer Frost’s completion of its audit engagement for the year ended December 31, 2010, at the time the Company files its Form 10-K for that year.

The change in independent registered public accounting firm did not result from any dissatisfaction with the quality of professional services rendered by Frazer Frost.

Frazer Frost’s audit report on the Company’s financial statements for the fiscal year ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for the fiscal year ended December 31, 2009 and the subsequent interim period from January 1, 2010 through the date hereof, there were: (i) no disagreements between the Company and Frazer Frost on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Frazer Frost, would have caused Frazer Frost to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Frazer Frost with a copy of the disclosures in this Form 8-K and requested that Frazer Frost furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Frazer Frost agrees with the Company’s statements in this Item 4.01.  A copy of the letter dated January 4, 2011, furnished by Frazer Frost in response to that request is filed as Exhibit 16.1 to this Form 8-K.

On December 29, 2010, the Company issued the press release filed as exhibit 99.1 hereto and incorporated herein by reference.

(b)           On December 31, 2010, the Audit Committee of the Company’s Board of Directors approved the engagement of PricewaterhouseCoopers Zhong Tian CPAs Limited Company (“PwC”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2011.  During the two most recent fiscal years and the interim periods preceding the engagement, the Company has not consulted PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v).

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Document Description

16.1	Letter of Frazer Frost, LLP to the Securities and Exchange Commission dated January 4, 2011

99.1	Press Release issued on December 29, 2010

Forward-Looking Statements

This filing contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements are only predictions and are not guarantees of future performance.  Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of General Steel Holdings, Inc. and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements.  Although General Steel Holdings, Inc. believes that the expectations and assumptions reflected in the forward-looking statements are reasonable based on information currently available to its management, General Steel Holdings, Inc. cannot guarantee future results or events.  General Steel Holdings, Inc. expressly disclaims a duty to update any of the forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

General Steel Holdings, Inc.

By:	/s/ John Chen
Name:	John Chen
Title:	Chief Financial Officer

Dated: January 5, 2011